UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2006

(Exact name of Registrant as specified in its charter)

Nevada	0-24806	62-1378182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4080 Jenkins Road Chattanooga, TN	37421
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423) 510-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of John White as Executive Vice President of Operations

On October 9, 2006, U.S. Xpress Enterprises, Inc., a Nevada corporation (the “Company”) announced the appointment of John White, age 44, as Executive Vice President of Operations. Mr. White previously served as the Company’s Senior Vice President of Operations from March 2006 through October 2006 and Vice President of Operations from June 2005 through March 2006. Prior to joining the Company, Mr. White served as Vice President for Swift Transportation, Inc., a publicly-traded truckload carrier, from May 1996 through June 2005.

There are no familial relationships between Mr. White and any other director or executive officer of the Company. Other than Mr. White’s employment with the Company, there have been no transactions, or series of transactions, between Mr. White or any member of his immediate family and the Company in which the amount involved exceeded $60,000 and in which Mr. White or his family members have, or will have, a direct or indirect material interest.

The Company does not have an employment agreement with Mr. White nor does it intend to enter into any such agreement at this time.

Jeff Wardeberg previously held the title of Executive Vice President of Operations and Chief Operating Officer. Mr. Wardeberg will continue to serve as our Chief Operating Officer, a position which he has held since March 2004, but will no longer serve as Executive Vice President of Operations.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
	EXHIBIT NUMBER	EXHIBIT DESCRIPTION
	99	U.S. Xpress Enterprises, Inc. press release announcing John White’s appointment to Executive Vice President of Operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. XPRESS ENTERPRISES, INC.

Date: October 10, 2006	BY:	/s/ Ray M. Harlin
Ray M. Harlin Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99	U.S. Xpress Enterprises, Inc. press release announcing John White’s appointment to Executive Vice President of Operations.